UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 9, 2011

ANAVEX LIFE SCIENCES CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-51652	20-8365999
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

50 Harrison Street, Suite 315A, Hoboken, New Jersey 07030
(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code 1-800-689-3939

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On May 13, 2011, we appointed Robert Chisholm to the Board of Directors. Mr. Chisholm is a finance and administration executive with more than 25 years of experience.

Mr. Chisholm is currently an officer and partner of Emprise Capital Corp, a private company focused on advising portfolio companies on managing finances, including development and implementation of comprehensive budgeting processes, public market listings and oversight of contract negotiations.

Mr. Chisholm has been the Chief Financial Officer and a director of Savary Capital Corp. [NEX: SCA] since March 2011, of Windamere Ventures Ltd. (formerly Advanced Vision Systems Corp.) [TSXV: WV] since May 2010, and of Brookwater Ventures Inc. [TSXV: BW] since December 2009. Mr. Chisholm is also a member of the Board of Directors for Seymour Ventures Corp. [TSXV: SEY].

Mr. Chisholm served as CFO for PNI Digital Media (formerly PhotoChannel Networks Inc.) [TSXV: PN] between September 2001 and March 2009 and joined PNI's Board of Directors in April 2009. Prior to 2001, Mr. Chisholm was CFO for SCS Solars Computing Systems Inc. [TSXV: SCS].

In addition, Mr. Chisholm’s background includes previous appointments as CFO and a director of Ocean Park Ventures Corp. [TSXV: OCP] and CFO of Tiger Pacific Mining Corp.

Mr. Chisholm holds a professional accounting designation from the Certified Management Accountants of Canada and received his BBA with a major in accounting from Saint Francis Xavier University in Nova Scotia.

Effective May 9, 2011, David Tousley has resigned as our Chief Financial Officer to pursue other business interests.

Harvey Lalach, our President and Chief Operating Officer will serve as our interim Chief Financial Officer.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

99.1	May 9, 2011 news release

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANAVEX LIFE SCIENCES CORP.

/s/ Harvey Lalach
Harvey Lalach
President, Chief Operating Officer, Interim CFO and Director
Date: May 16, 2011